Exhibit 99.1

SB PARTNERS
(a New York limited partnership)
PRO FORMA BALANCE SHEET
As of June 30, 2018
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Balance
	reported	(See Note 2)	Sheet
Assets:
Investments -
Real estate, at cost
Land	$470,000		$470,000
Buildings, furnishings and improvements	5,081,365		5,081,365
Less - accumulated depreciation	(2,164,376)		(2,164,376)
	3,386,989	-	3,386,989

Investment in Sentinel Omaha, LLC net of reserve for fair value of $10,466,844 as originally reported and $9,986,844 pro forma balance sheet	41,867,378	(1,920,000)	39,947,378
	45,254,367	(1,920,000)	43,334,367
Other Assets -
Cash and cash equivalents	1,466,693	(1,091,860)	374,833
Cash in escrow	508,140	(508,140)	0
Other	1,072		1,072

Total assets	$47,230,272	$(3,520,000)	$43,710,272

Liabilities:
Unsecured loan payable	$5,693,876	$(5,693,876)	$-
Accounts payable	486,496		486,496
Tenant security deposits	102,813		102,813
Accrued expenses	3,164,890		3,164,890

Total liabilities	9,448,075	(5,693,876)	3,754,199

Partners' Capital:
Limited partner - 7,753 units	37,795,760	2,173,596	39,969,356
General partner - 1 unit	(13,563)	280	(13,283)

Total partners' capital	37,782,197	2,173,876	39,956,073

Total liabilities and partners' capital	$47,230,272	$(3,520,000)	$43,710,272

See notes to pro forma consolidated financial statements

SB PARTNERS
(a New York limited partnership)
PRO FORMA STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2018
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Income
	reported	(See Note 2)	Statement
Revenues:
Rental income	$368,406		$368,406
Other rental income	174,082		174,082
Interest on short-term investments and other	8,362		8,362

Total revenues	550,850	-	550,850

Expenses:
Real estate operating expenses	139,794		139,794
Interest on unsecured loan payable	7,279		7,279
Depreciation and amortization	79,530		79,530
Real estate taxes	60,934		60,934
Management fees	455,067		455,067
Other	61,209		61,209

Total expenses	803,813	-	803,813

Loss from operations	(252,963)	-	(252,963)

Equity in net income of investment	2,227,790		2,227,790
Reserve for value of investment	2,059,764	480,000	2,539,764
Income from forgiveness of debt	0	1,693,876	1,693,876

Net income	4,034,591	2,173,876	6,208,467

Income allocated to general partner	520	280	800
Income allocated to limited partners	$4,034,071	$2,173,596	$6,207,667

Earnings per unit of limited partnership interest (basic and diluted):

Net Loss per unit of Limited Partnership Interest (basic and diluted)	$520.39	$280.39	$800.78
Weighted Average Number of Units of Limited
Partnership Interest Outstanding	7,753	7,753	7,753

See notes to pro forma consolidated financial statements

SB PARTNERS
(a New York limited partnership)
PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Income
	reported	(See Note 2)	Statement
Revenues:
Rental income	$724,140		$724,140
Other rental income	349,818		349,818
Interest on short-term investments and other	7,177		7,177

Total revenues	1,081,135	-	1,081,135

Expenses:
Real estate operating expenses	281,796		281,796
Amortization of deferred financing costs	21,839		21,839
Depreciation	157,520		157,520
Real estate taxes	123,525		123,525
Management fees	888,325		888,325
Other	124,329		124,329

Total expenses	1,597,334	-	1,597,334

Loss from operations	(516,199)	-	(516,199)
Equity in net income of investment	11,320,037		11,320,037
Reserve for value of investment	1,048,630	480,000	1,528,630
Income from forgiveness of debt	0	1,693,876	1,693,876

Net income	11,852,468	2,173,876	14,026,344

Income allocated to general partner	1,529	280	1,809
Income allocated to limited partners	$11,850,939	$2,173,596	$14,024,535

Earnings per unit of limited partnership interest (basic and diluted):
Net income per unit of Limited Partnership Interest	$1,528.76	$280.39	$1,809.15

Weighted Average Number of Units of Limited
Partnership Interest Outstanding	7,753	7,753	7,753

See notes to pro forma consolidated financial statements

SB PARTNERS

(a New York limited partnership)

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(1)           Accounting and Financial Reporting

The consolidated financial statements included herein are unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary to a fair presentation of the financial position and results of operations for the year presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto included in the Registrant's latest annual report on Form 10-K, filed March 28, 2018 and Form 10-Q filed August 10, 2018.

(2)           Pro Forma Adjustments

The consolidated balance sheet as of the last filing date, June 30, 2018, has been restated to reflect the cash distribution from Sentinel Omaha, LLC and the satisfaction of the Loan, as if the transaction had occurred on such date. Accordingly, the asset Investment in Sentinel Omaha, LLC has been adjusted to reflect the distribution received of $2,400,000 and a related adjustment to the reserve in investment equal to $480,000 which is 20% of the distribution received. The asset Cash and cash equivalents has been adjusted to reflect the cash distribution received and the cash paid out to satisfy the Loan. The asset Cash in escrow has been removed from the historical balance sheet to reflect the escrow funds used to satisfy the Loan. The liability Unsecured loan payable has been removed to reflect the satisfaction of the Loan.

The accompanying pro forma consolidated statement of operations for the six months ended June 30, 2018 has been adjusted to reflect the results of operations of the Registrant as if the distribution from Investment in Sentinel Omaha, LLC had occurred at the beginning of the period and the reserve for investment has been adjusted based on the distribution received. In addition, the Agreement for Discounted Payoff requires a cash payment of $4,000,000 which is less than the amount Registrant is owed on the Loan of $5,693,876. The difference of $1,693,876 is added to the consolidated statement of operations as Income from Forgiveness of Debt.

The accompanying pro forma consolidated statement of operations for the year ended December 31, 2017 has been adjusted to reflect the results of operations of the Registrant as if the distribution from Investment in Sentinel Omaha, LLC had occurred at the beginning of the period and the reserve for investment has been adjusted based on the distribution received. In addition, the Agreement for Discounted Payoff requires a cash payment of $4,000,000 which is less than the amount Registrant is owed on the Loan of $5,693,876. The difference of $1,693,876 is added to the consolidated statement of operations as Income from Forgiveness of Debt.